UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

BELLEROPHON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36845	47-3116175
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On February 27, 2019, Bellerophon Therapeutics, Inc. (the "Company") received a notification letter from The Nasdaq Stock Market ("Nasdaq") informing the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on The Nasdaq Global Market pursuant to Listing Rule 5450(a)(1).

This notice has no immediate effect on the Company's Nasdaq listing or trading of its common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until August 26, 2019, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by August 26, 2019, the Company may submit a transfer application to The Nasdaq Capital Market in order to receive an additional 180-day compliance period to comply. In order to be eligible for the transfer and additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all of the initial listing requirements for The Nasdaq Capital Market, other than the minimum bid price requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: March 1, 2019	/s/ Assaf Korner
Name: Assaf Korner
Title: Chief Financial Officer